UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2013, Brooks Automation, Inc. (the “Company”) entered into an agreement to sell the building located at 16 Elizabeth Drive, Chelmsford, Massachusetts to Ram Management Co., Inc. for a purchase price of $11.4 million. The building is located near the Company's corporate headquarters and is currently leased to a third party. The sale, contingent upon completion of due diligence and other conditions set forth in the agreement, is expected to close during the Company's fourth fiscal quarter ending September 30, 2013. The foregoing description of the agreement is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.1 to this report, and incorporated into this report by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
10.1    Purchase Agreement dated July 31, 2013 between Brooks Automation, Inc. and Ram Management Co., Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: August 5, 2013	Jason W. Joseph Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
10.1	Purchase Agreement dated July 31, 2013 between Brooks Automation, Inc. and Ram Management Co., Inc.

4